Exhibit 5.1
1313 North Market Street P.O. Box 951 Wilmington, DE 19899-0951 302 984 6000 www.potteranderson.com

April 23, 2018

Orthofix International N.V.

7 Abraham de Veerstraat

Curaçao

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Delaware counsel to Orthofix International N.V., a limited liability company (naamloze vennootschap) presently organized under the laws of Curaçao (the “Company”), in connection with the proposed domestication of the Company in the State of Delaware pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”). We are attorneys duly qualified to practice law in the State of Delaware. We have been asked by the Company to provide you with our opinion with respect to certain matters of Delaware law.

The Company proposes to change its jurisdiction of organization from Curaçao to the State of Delaware by converting pursuant to Articles 304 and 305 of Book 2 of the Curaçao Civil Code and domesticating in, and continuing as a corporation incorporated under the laws of, the State of Delaware pursuant to Section 388 of the DGCL (the “Domestication”). We understand that the Domestication is subject, among other things, to approval by the Company’s shareholders. The continuing entity following domestication will be named “Orthofix Medical Inc.” In this opinion, we refer to the Company following its domestication as the “Domesticated Corporation.” At the effective time of the Domestication, the Company’s currently issued and outstanding shares of common stock, ten United States cents ($0.10) par value per share, will automatically convert by operation of law and in accordance with the resolutions of the Company’s Board of Directors authorizing the Domestication, on a one-for-one basis, into the shares of common stock, ten United States cents ($0.10) par value per share, of the Domesticated Corporation.

This opinion is being rendered at the request of the Company in connection with the above-referenced Registration Statement on Form S-4 filed by the Company on April 23, 2018 with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Domestication (together with all amendments thereto as of the date hereof, the “Registration Statement”).

In connection with the opinions set forth herein, we have reviewed the following documents:

1. An unexecuted copy of the certificate of corporate domestication of the Company proposed for filing with the Secretary of State of the State of Delaware pursuant to Section 388 of the DGCL (the “Certificate of Domestication”);

2. An unexecuted copy of the certificate of incorporation of the Domesticated Corporation proposed for filing with the Secretary of State of the State of Delaware in accordance with Sections 103 and 388 of the DGCL (the “Delaware Certificate of Incorporation”);

3. An unexecuted copy of the proposed bylaws of the Domesticated Corporation (the “Bylaws”);

4. Resolutions of the Board of Directors of the Company, dated April 23, 2018, relating to, among other things, the Registration Statement and the Domestication; and

5. The Registration Statement.

For purposes of the opinions set forth herein, we have not reviewed any documents other than the documents listed in (1) through (5) above. In particular, we have not reviewed, and express no opinion on, any document (other than the documents listed in (1) through (5) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions set forth herein.

In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein, and the additional matters related or assumed therein, all of which we have assumed to be true, complete, and accurate.

Based upon the foregoing and subject to the assumptions, qualifications, exceptions, and limitations set forth herein, we are of the opinion that, following the filing of the Certificate of Domestication and the Delaware Certificate of Incorporation with the Secretary of State of the State of Delaware and upon the effective time of such Certificate of Domestication and Delaware Certificate of Incorporation:

1. The Company shall be domesticated in, and will continue as a corporation incorporated under the laws of, the State of Delaware.

2. The validly issued, fully paid, and nonassessable shares of common stock, ten United States cents ($0.10) par value per share, of the Company that are outstanding immediately prior to the Domestication shall be converted by operation of law and in accordance with the resolutions of the Company’s Board of Directors authorizing the Domestication into an equivalent number of duly authorized, validly issued, fully paid, and non-assessable shares of common stock, ten United States cents ($0.10) par value per share, of the Domesticated Corporation.

The foregoing opinions are subject to the following assumptions, qualifications, exceptions, and limitations:

a. We have assumed that the Company is, and at all times relevant for purposes of rendering this opinion was, duly organized, validly existing, and in good standing under the laws of Curaçao and has, and at all times relevant for purposes of rendering this opinion had, the full power, authority, and legal right to effect the Domestication.

a. We have assumed that, at all times relevant for purposes of rendering this opinion, the laws of Curaçao authorize and permit the Domestication.

b. We have assumed that, prior to the effective time of the Domestication, the shareholders of the Company will have approved the Domestication in compliance with the applicable laws of Curaçao and the Company’s organizational documents, and that the Domestication will be duly authorized by the Company in compliance with the applicable laws of Curaçao.

c. We have assumed that, prior to the effective time of the Domestication, all necessary action was taken, or will be taken, under the applicable laws of Curaçao to authorize and permit the Company to domesticate in the State of Delaware pursuant to Section 388 of the DGCL and that any and all consents, approvals, and authorizations from applicable Curaçao governmental and regulatory authorities required to authorize and permit the Company to domesticate in the State of Delaware pursuant to Section 388 of the DGCL have been, or will be, obtained.

d. We have assumed that, prior to the effective time of the Domestication, the Registration Statement, as finally amended, will have become effective under the Securities Act.

e. We have assumed that (i) the current drafts of the Certificate of Domestication and the Delaware Certificate of Incorporation, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date(s) and making such other minor changes as appropriate to reflect the passage of time) will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Sections 103 and 388 of the DGCL, (ii) no other certificate or document has been, or prior to the filing of the Certificate of Domestication and the Delaware Certificate of Incorporation will be, filed by or in respect of the Company with the Secretary of State of the State of Delaware, and (iii) the Company will pay all fees or other charges required to be paid in connection with the filing of the Certificate of Domestication and the Delaware Certificate of Incorporation.

f. With respect to the foregoing documents, we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect, except for, only with respect to the Certificate of Domestication and the Delaware Certificate of Incorporation, as provided above.

g. This opinion is limited to the laws of the State of Delaware presently in effect. We have not considered, and we express no opinion on, the laws of any other jurisdiction, including federal laws of the United States (including, without limitation, federal laws and rules and regulations relating to securities) or the laws of Curaçao. In addition, we express no opinion as to the antitrust or securities laws of the State of Delaware and the rules and regulations relating to either thereof. We assume no obligation to revise or supplement this opinion if any applicable laws change after the date of this opinion by legislative action, judicial decision, or otherwise, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to Potter Anderson and Corroon LLP under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is limited to the specific matters set forth herein and is rendered solely for your benefit. Except as stated above, this opinion may not be relied upon by any other person or entity, or be furnished or quoted to any person or entity, without our prior written consent.

Very truly yours,

/s/ Potter Anderson & Corroon LLP

Potter Anderson & Corroon LLP